SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

XenoPort, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

On May 27, 2014, the Senior Director of Investor Relations and Corporate Communications of XenoPort, Inc. sent the following information in an email to an analyst at Institutional Shareholder Services.

I hope you had a nice, long weekend. Per your request, here are the dates associated with the events described on slide 19 of the XenoPort presentation:

Date	Event

2/8/2007	XenoPort and Former Partner Enter into Licensing Agreement
3/16/2009	RLS NDA Accepted
2/17/2010	Receive Complete Response Letter from FDA
4/6/2011	FDA Approves HORIZANT for Moderate-to-Severe Primary RLS in Adults
7/1/2011	Former Partner Launches HORIZANT
1/25/2012	8K filing of Formal Dispute with Former Partner
6/7/2012	FDA Approves HORIZANT for Management of PHN in Adults
11/8/2012	HORIZANT Agreement Terminated
Mar 2013	Former Partner Experiences Stockout
5/1/2013	XenoPort Reacquires HORIZANT Rights
6/1/2013	XenoPort Initiates HORIZANT Commercialization

Please don’t hesitate to contact me if I can be of further assistance.

Regards,